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                          STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AND LOAN AGREEMENT (the "Agreement") is entered into as of this 1st day of January, 1997, by and among ATC HOLDINGS, INC., a California corporation ("Purchaser"), or its assigns, FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("Parent"), and AMERICAN TITLE COMPANY, a California underwritten title company ("Subsidiary").

                               RECITALS:

     Parent desires to sell to Purchaser and Purchaser desires to buy from Parent shares of the Common Stock of Subsidiary, in the amount and for the purchase price set forth herein (the "Stock Acquisition").

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS AND COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

     1.    PURCHASE AND SALE OF SECURITIES.

           1.1 SECURITIES. Subject to the terms and conditions of this Agreement, Parent hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Parent, one thousand eight hundred (1,800) shares of the Common Stock of Subsidiary (the "Shares"), which Shares shall constitute sixty percent (60%) of the issued and outstanding Common Stock of Subsidiary, on a fully diluted basis, immediately after the Closing.

           1.2 CONSIDERATION. The consideration for the sale and issuance of the Shares to Purchaser shall consist of Six Million Dollars ($6,000,000) (the "Consideration").

           1.3 OPTION TO PURCHASE. Parent grants Purchaser an option to purchase the remaining forty percent (40%) of the Common Stock of Subsidiary (the "Ownership Interest") under the following terms and conditions: (a) in the event that there is a change of control (a controlling interest of Parent is sold to an independent third party unaffiliated with Parent or its subsidiaries) or there is a merger between Parent and an independent third party unaffiliated with Parent or its subsidiaries, Purchaser shall have the right to purchase the Ownership Interest at 125% of the then net book value of the Ownership Interest, (b) in the event

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that Parent contemplates the sale of its Ownership Interest during the term of the Underwriting Agreements or any renewals thereof (see Section 5.1(m)), then Purchaser shall have the right to purchase the Ownership Interest for 125% of the net book value of the Ownership Interest, or (c) in the event that after the expiration of the Underwriting Agreements, should Parent determine to sell the Ownership Interest, Parent must first offer such Ownership Interest to Purchaser at a price selected by Parent (the "Sale Price"). Purchaser will have the right, for 30 days commencing on the date of its receipt of Parent's offer to sell to Purchaser said Ownership Interest, at the Sale Price. If Purchaser fails to complete such purchase within the 30 day period, Parent may sell its Ownership Interest to a third party at or above the Sale Price for 180 days commencing on the date Purchaser's 30-day option period expires.

     2.   CLOSING; TERMINATION.

          2.1 CLOSING. The purchase and sale of the Shares shall take place on or before the tenth business day after all of the conditions provided for in Section 5 below have been satisfied, at the offices of Fidelity National Financial, Inc., 17911 Von Karman, Suite 300, Irvine, California, or at such other time and place as the Purchaser and Parent mutually agree (which time and place are designated as the "Closing"). At the Closing, Parent shall deliver to Purchaser (i) a stock certificate evidencing the Shares, against delivery to the Parent by Purchaser of the amount equal to the purchase price for the Shares, and (ii) such other documents and instruments as are provided for in this Agreement or are reasonably requested by Purchaser.

          2.2 BUSINESS CONSULTING AGREEMENT. The parties agree to continue to be bound by the terms of the Business Consulting Agreement attached hereto as Exhibit "A" until the Closing.

          2.3 TERMINATION. If the Closing has not occurred by June 30, 1997, either party may terminate this Agreement upon written notice to the other party, provided that such terminating party is not then in breach of any of its covenants, representations or warranties contained in this Agreement. Notwithstanding the foregoing, Purchaser may, at its sole election, extend such date for up to three additional 30-day increments by giving Parent and Subsidiary notice of any such extension on or before this Agreement is otherwise terminated. Any such termination shall not relieve any party of any liability for any breach which occurred prior to such termination. With respect to any party not then in breach of this Agreement at the time of such termination, such party shall have no further obligations or liabilities under this Agreement.

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     3.   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY.  Parent
and Subsidiary, jointly and severally, make the following representations and warranties to Purchaser as of the date hereof and as of the date of Closing which are true and correct except as otherwise set forth in the attached disclosure schedules:

          3.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Subsidiary is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon its business and operations. Each of Parent and Subsidiary has furnished Purchaser or its counsel with copies of its Articles of Incorporation and Bylaws, as amended to the date hereof. Said copies are true, correct, and complete and contain all amendments through the date of the Closing.

          3.2 CAPITALIZATION. The authorized capital stock of Subsidiary consists solely of three thousand (3,000) shares of common stock, with no par value which shares are 100% owned by Parent. All issued and outstanding shares of the capital stock of each have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition of any shares of the capital stock of either. All of the outstanding shares of the Subsidiary have been duly and validly issued in compliance with all applicable federal and state securities laws.

          3.3 SUBSIDIARIES. Subsidiary does not presently own or control, directly or indirectly, any equity interest in any corporation, association or business entity. Subsidiary is not, directly or indirectly, a participant in any joint venture or partnership.

          3.4 AUTHORIZATION. All corporate action on the part of Parent and Subsidiary, their officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the documents contemplated hereby and the performance of all of their obligations hereunder and thereunder and for the authorization, issuance, sale and delivery of the Shares

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have been taken or will be taken prior to the Closing. This Agreement and the documents contemplated hereby, when executed and delivered, shall constitute valid and legally binding obligations of Parent and Subsidiary enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          3.5 VALIDITY OF SHARES. The sale of each of the Shares will not be, subject to any preemptive rights or rights of first refusal and, when issued, sold and delivered in compliance with the provisions of this Agreement and the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.6 FINANCIAL STATEMENTS. To the best of Parent's knowledge and belief, the balance sheet and statement of stockholder's equity of Subsidiary as of December 31, 1996 (collectively, the "Financial Statements") are complete and correct, and present fairly, in all material respects, the financial condition as of the date referred to and have been prepared in accordance with generally accepted accounting principles.

          3.7 CONTRACTS AND AGREEMENTS. To the best of Parent's knowledge, based on the representation of management of Subsidiary at December 31, 1996, all contracts, agreements, and instruments to which Subsidiary is a party are valid and binding and in full force and effect in all material respects, and to the best of knowledge of Parent and Subsidiary, no other party thereto is in material breach thereof.

          3.8 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. To the best of Parent's knowledge, based on the representation of management of Subsidiary at December 31, 1996, Subsidiary has good and marketable title to its properties and assets, and good title to all its leasehold estates, subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (a) liens resulting from taxes which have not yet become delinquent, or (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair their operations. With respect to property leases, Subsidiary is in compliance with all such leases.

          3.9 COMPLIANCE WITH OTHER INSTRUMENTS. To the best of Parent's knowledge, based on the representation of management of Subsidiary at December 31, 1996, Subsidiary is not in violation of any term of its articles of incorporation or bylaws, any mortgage, indenture, contract, agreement,

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instrument, judgment, decree, order or any statute, rule or regulation applicable to it. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares, will not result in any violation of any term of the articles of incorporation or bylaws or any mortgage, indenture, contract, agreement, instrument, judgment, decree or order, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets; and there is no term of the articles of incorporation or bylaws of either Parent or Subsidiary or any mortgage, indenture, contract, agreement, instrument, judgment, decree or order which materially adversely affects, or, so far as may now reasonably be foreseen, in the future may materially adversely affect, Subsidiary's business, prospects, conditions, affairs, operations or any of its properties or assets.

          3.10 LITIGATION, ETC. To the best of Parent's knowledge, there is no action, suit, proceeding, or investigation currently pending against Subsidiary.

          3.11 TAXES. To the best of Parent's knowledge, Subsidiary has paid, or has provided adequate reserves (in the good faith judgment of the management) for the payment of all federal and state income taxes applicable to the year ended December 31, 1996, its first year of operations, and for the current fiscal year to the date hereof.

          3.12 INSURANCE. Subsidiary has adequate insurance, with financially sound and reputable insurers, with respect to its properties that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types (including public liability insurance) as are customarily carried under similar circumstances by such other entities.

          3.13 OPERATING RIGHTS. Subsidiary has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges (collectively "Licenses") as are necessary or appropriate to the operation of its business as now conducted and as proposed to be conducted. Such Licenses are in full force and effect, no violations have been or are expected to have been recorded in respect of any such Licenses, and no proceeding is pending or threatened that could result in the revocation or limitation of any of such Licenses. Subsidiary has conducted its business so as to comply in all material respects with all such Licenses.

          3.14 FULL DISCLOSURE. Neither this Agreement, the representations and warranties by each contained herein, the exhibits hereto, nor any other written statement or certificate delivered or to be furnished to Purchaser in

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connection herewith, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known which has not been disclosed to Purchaser that would materially adversely affect its business or financial condition or its ability to perform its obligations under this Agreement.

          3.15 OFFICERS AND DIRECTORS. Set forth in the disclosure schedule is a list of all officers and directors of Parent and Subsidiary, which list is full, complete and correct.

          3.16 VOTING AGREEMENTS. There exists no voting agreements or voting trusts involving shares of stock of each or any shareholder of Subsidiary.

          3.17 BOOKS AND RECORDS. The minute book of the Subsidiary contains accurate records of all meetings of and corporate actions or written consents by the shareholders and boards of directors of the Subsidiary. Subsidiary does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Subsidiary.

          3.18 BANK ACCOUNTS. Schedule 3.19 hereto sets forth a complete list of each bank and its address in which the Subsidiary has accounts (giving the account numbers) or safe deposit boxes or lock boxes, the names of the persons currently authorized to draw thereon or to have access thereto, and the current balances in such accounts.

          3.19 POWERS OF ATTORNEY; GUARANTEES. There are no outstanding powers of attorney executed on behalf of the Subsidiary. The Subsidiary is not a guarantor or otherwise liable for any material indebtedness of any other person or entity.

     4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants as follows:

          4.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Purchaser is duly qualified and authorized to do business, and is in good standing

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as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon its business and operations. Purchaser has provided Parent or its counsel with copies of its Articles of Incorporation and Bylaws, as amended to the date hereof. Said copies are true, correct, and complete and contain all amendments through the date of the Closing.

          4.2 LEGAL POWER. Purchaser has the requisite legal power to enter into this Agreement, to purchase the Shares and to carry out and perform its obligations under the terms of this Agreement.

          4.3 AUTHORIZATION. All corporate action on the part of Purchaser necessary for the authorization, execution and delivery of this Agreement and the documents contemplated hereby and the performance of all of their obligations hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement and the documents contemplated hereby, when executed and delivered, shall constitute valid and legally binding obligations of Purchaser enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          4.4 COMPLIANCE WITH OTHER INSTRUMENTS. Purchaser is not in violation of any term of its articles of incorporation or bylaws, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order or any statute, rule or regulation applicable to it. The execution, delivery, and performance of and compliance with this Agreement, and the purchase of the Shares, will not result in any violation of any term of the articles of incorporation or bylaws or any mortgage, indenture, contract, agreement, instrument, judgment, decree or order, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets.

          4.5 LITIGATION, ETC. There is no action, suit, proceeding, or investigation currently pending against Purchaser which would prevent the transactions from closing.

          4.6 FULL DISCLOSURE. Neither this Agreement, the representations and warranties by each contained herein, the exhibits hereto, nor any other written statement or certificate delivered or to be furnished in connection herewith, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known which has not

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been disclosed to Parent that would materially adversely affect its business or financial condition or its ability to perform its obligations under this Agreement.

          4.7  INVESTMENT REPRESENTATIONS.

               (a) Purchaser is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

               (b) Purchaser understands that (i) the Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; and (ii) each certificate representing the Shares will be endorsed with legends to such effect.

               (c) Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters and that it is capable of evaluating the merits and risks of the investment in the Shares.

               (d) Purchaser understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act, only in certain limited circumstances, and it represents that it is familiar with SEC Rule 144 and Rule 144A, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

               (e) Purchaser was not formed for the specific purpose of acquiring the Shares offered hereunder.

               (f) Purchaser's principal business address is as set forth on the signature page hereto.

     5.   CONDITIONS TO CLOSING.

          5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The Closing, the Purchaser's obligation to purchase the Shares from Parent and Parent's obligation to sell such Shares as provided in this Agreement are conditioned on and subject

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to satisfaction of each of the following conditions (which conditions are for the benefit of and may be unilaterally waived by the Buyer):

               (a) NO MISREPRESENTATION OR BREACH OF COVENANTS AND REPRESENTATIONS AND WARRANTIES. There shall have been no breach by Parent or the Subsidiary in the performance of any of their respective covenants, representations and warranties, and agreements contained or referred to in this Agreement, and each of the Parent and the Subsidiary shall have performed all obligations required to be performed by them under this Agreement prior to or at the Closing; each of the representations and warranties of each of the Parent and the Subsidiary contained or referred to in this Agreement shall be true and correct in all respects at the Closing as though made at the Closing, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Buyer or any transaction contemplated by this Agreement; and there shall have been delivered to the Purchaser a certificate or certificates to such effect, dated the date of the Closing, signed by the Parent and the Subsidiary.

               (b) AUTHORIZATIONS AND APPROVALS. All authorizations, approvals, or permits of any governmental authority or regulatory body of the United States or of any state specifically including, but not limited to, the California Department of Insurance, that are required in connection with the transactions contemplated by this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or threatened by the California Commissioner of Insurance, the Securities and Exchange Commission, the California Commissioner of Corporations, or any similar officer of any other Federal or state agency having jurisdiction over this transaction.

               (c) NO RESTRAINT OR LITIGATION. No order, decree or ruling of any court shall have been entered, and no action, suit or proceeding before any court or governmental or regulatory authority or body shall have been instituted (or threatened if the Purchaser reasonably believes that such threat will result in institution of an action, suit or proceeding) by any person or by any governmental or regulatory authority or agency, to restrain, prohibit, challenge or invalidate any of the transactions contemplated by this Agreement or which might adversely affect the right of the Purchaser to own the Shares, or which might adversely affect the right of the Subsidiary to carry out its respective businesses after the date of the Closing.

               (d) NECESSARY CONSENTS. The parties shall have received consents, in form and substance satisfactory to counsel for the Purchaser, to the

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transactions contemplated hereby by all appropriate third parties to all contracts, leases, agreements and permits material to the operations of the Subsidiary and the Assets to which the Subsidiary is a party or by which it is affected and which requires such consent prior to the Closing.

               (e) TRANSFER OF 100% OF THE OUTSTANDING STOCK OF NATIONS TITLE OF ARIZONA, INC. TO SUBSIDIARY. Parent shall have caused the transfer of all of the outstanding stock of Nations Title of Arizona to Subsidiary prior to Closing.

               (f) TRANSFER OF 100% OF THE OUTSTANDING COMMON STOCK OF FIDELITY ASSET RECOVERY SERVICES, INC. Parent shall have caused the transfer of all of the outstanding Common Stock of Fidelity Asset Recovery Services, Inc. to subsidiary prior to Closing.

               (g) LIENS. The Purchaser shall have received reports, satisfactory to the Purchaser, from the Secretary of State of California indicating that there are no liens of record as of a date not more than two days before the Closing with respect to the Assets.

               (h) EXECUTION OF DOCUMENTS. Purchaser shall have executed all documents required by this Agreement to be executed by it.

               (i) USE OF TITLE PLANT. Subsidiary shall have negotiated for access to the title plants necessary to its business, the terms of which are acceptable to all parties.

               (j) CLOSING DELIVERIES. In addition to the other deliveries referenced in this Article 5, on the date of the Closing, Parent and Subsidiary shall deliver to the Purchaser:

                    (i) STOCK CERTIFICATES. Stock certificates representing in the aggregate sixty percent (60%) of the outstanding shares of the Subsidiary, together with duly executed and witnessed stock powers (in blank) attached thereto.

                   (ii) BOOKS. The books, records, customer lists, files, reports, surveys, studies, projections, budgets and strategic plans in connection with the ownership, operation, development, maintenance and management of the Assets and the businesses of the Subsidiary.

                  (iii) CERTIFICATE. A certificate from and executed by the Parent dated the date of the Closing certifying that the conditions specified in Sections 5.1(b), 5.1(e), and 5.1(f), hereof have been fulfilled.

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                   (iv)  SECRETARY'S CERTIFICATE.  A certificate dated the
date of the Closing and signed by the secretary of the Subsidiary setting forth a copy of the resolutions adopted by the board of directors of the Subsidiary authorizing the transactions contemplated in this Agreement.

                    (v) ADDITIONAL DOCUMENTS. Such other instruments and documents which the Purchaser shall reasonably request in furtherance of the purposes of this Agreement and executed by the Parent and/or the Subsidiary.

               (k) FINANCING. Purchaser shall be able to obtain in its sole discretion acceptable financing for the completion of this acquisition of the Shares. In the event Purchaser does not obtain acceptable financing, Purchaser shall be under no obligation to close.

               (l) PERFORMANCE BY PARENT AND SUBSIDIARY. Parent and Subsidiary shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed and complied with by them or any of them, on or before the Closing.

               (m) UNDERWRITING AGREEMENT. Parent shall cause Subsidiary to enter into underwriting agreements with Fidelity National Title Insurance Company and Fidelity National Title Insurance Company of California or their successors in interest including but not limited to Fidelity National Title Insurance Company of New York for initial five (5) year terms with an option to renew on the 5th anniversary of the effective date of the agreements, as attached hereto as Exhibit "C".

     All of the foregoing instruments shall be in form and substance reasonably satisfactory to the Purchaser and its counsel.

          5.2 CONDITIONS TO OBLIGATIONS OF PARENT AT THE CLOSING. Parent's obligations hereunder are subject to the fulfillment, at or prior to the Closing, of all of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date; and Purchaser shall have performed all obligations herein required to be performed by it at or prior to the Closing.

               (b) AUTHORIZATIONS AND APPROVALS. All authorizations, approvals, or permits of any governmental authority or regulatory body of the United States or of any state specifically including, but not limited to, the

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California Department of Insurance, that are required in connection with the transactions contemplated by this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or threatened by the California Commissioner of Insurance, the Securities and Exchange Commission, the California Commissioner of Corporations, or any similar officer of any other Federal or state agency having jurisdiction over this transaction.

               (c) NECESSARY CONSENTS. The parties shall have received consents, in form and substance satisfactory to counsel for the Parent, to the transactions contemplated hereby by all appropriate third parties to all contracts, leases, agreements and permits material to the operations of the Subsidiary and the Assets to which the Subsidiary is a party or by which it is affected and which requires such consent prior to the Closing.

               (d) EXECUTION OF DOCUMENTS. Purchaser shall have executed all documents required by this Agreement to be executed by it.

               (c) CERTIFICATE. The President and CEO of Subsidiary shall have delivered to Purchaser a certificate in which they represent that all the representations and warranties stated in Sections 3.7, 3.8, 3.9, 3.10,
3.11 and 3.15 are true and correct.

     6.   INDEMNIFICATION.

          6.1 PARENT'S AND SUBSIDIARY'S INDEMNITY. Parent will make no claim on Subsidiary for liquidated damages for Fidelity National Title Insurance Company claims arising from policies written prior to January 1, 1997. Subsidiary will not be responsible for any escrow or policy files associated with American Title Insurance Company.

          6.2 PURCHASER'S INDEMNITY. Purchaser and Subsidiary (as constituted after the Closing) shall indemnify, defend and hold Parent and Subsidiary (as constituted prior to the Closing) harmless from and against any and all liabilities, losses, damages, claims, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees), arising out of or relating to any breach of any representation, warranty or any other material covenant, term or condition and for any actions brought against Parent or Subsidiary after Closing which are due to the actions of Purchaser.

          6.3 PROCEDURES. In the event any third party asserts any claim with respect to any matter as to which the indemnities in this Agreement relate, the

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party against whom the claim is asserted (the "Indemnified Party") shall give prompt notice to the other party (the "Indemnifying Party"), and the Indemnifying Party shall have the right at its election to take over the defense or settlement of the third party claim at its own expense by giving prompt notice to the Indemnified Party. If the Indemnifying Party does not give such notice and does not proceed diligently so to defend the third party claim within 30 days after receipt of the notice of the third party claim, the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to those claims and shall reimburse the Indemnified Party for its losses and expenses related to the defense or settlement of the third party claim. The parties shall cooperate in defending against any asserted third party claims. For purposes of this Section 6, the indemnification of the Indemnified Party shall also include the indemnification of the Indemnified Party's employees, agents, affiliates, and third parties performing services for the Indemnified Party, and the reference to this Agreement includes any certificate, schedule, list, summary or other information provided or delivered to a party by the Indemnifying Party or its agents and affiliates in connection with this Agreement.

     7.   COVENANTS.

          7.1 COVENANTS OF PARENT AND SUBSIDIARY. Parent and Subsidiary covenant as more specifically set forth below to the following actions from the date of execution of this Agreement until the Closing:

               7.1.1 CORPORATE EXISTENCE AND FOREIGN QUALIFICATION. Parent and Subsidiary will do and cause to be done all things necessary to (i) preserve Subsidiary's corporate existence and for Subsidiary to remain in good standing in the state of its incorporation, (ii) for Subsidiary to become or remain qualified to do business and to remain in good standing in each jurisdiction where the nature of its business makes such qualification necessary.

               7.1.2 DIVIDENDS. Parent will not cause and Subsidiary shall not (i) declare, pay or make any dividends or other distribution, whether in cash or in property, with respect to any class of its common stock or right to acquire its common stock now or hereafter outstanding, (ii) issue any warrants, options or other right to acquire any share of Subsidiary's common stock now or hereafter authorized, (iii) purchase, acquire, redeem, retire, or cancel any of Subsidiary's common stock now or hereafter outstanding, or set aside any property or assets for such purpose.

               7.1.3 MERGER. Parent will not cause and Subsidiary shall not merge or consolidate with or agree to merge or consolidate with, nor purchase or agree to purchase all or substantially all of the assets of, nor otherwise acquire any corporation, partnership or other business organization or any portion thereof.

               7.1.4 ADDITIONAL STOCK. Parent will not cause and Subsidiary shall not authorize for issuance, issue, sell or deliver any additional shares of its capital stock of any class or issue or grant any option, warrant or other right to purchase any shares of its capital stock of any class.

               7.1.5 RECAPITALIZATION. Parent will not cause and Subsidiary shall not split, combine or reclassify any shares of its capital stock of any class or redeem or otherwise acquire, directly or indirectly any shares of its capital stock of any class.

               7.1.6 ADDITIONAL DEBT. Parent will not cause and Subsidiary shall not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, except current liabilities and contractual obligations incurred in or arising in the usual and ordinary course of business. In addition, Parent will not cause and Subsidiary shall not guaranty or otherwise become liable with respect to the obligations of any other person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection).

               7.1.7 PAYMENT OF TAXES AND OTHER CHARGES. Parent shall pay or cause to be paid or discharged, all before the same become delinquent and prior to December 31, 1996, (i) all taxes, assessments and governmental charges levied or assessed against Subsidiary on its gross receipts, income, profits, assets and properties and (ii) all lawful claims against Subsidiary for labor, materials, supplies, goods and services; provided, however, that Purchaser shall be required to pay, perform or discharge any sales tax directly related to the transfer of the Shares to Purchaser as contemplated herein which does not result, directly or indirectly, from the breach of any representation, warranty or covenant of Parent or Subsidiary set forth herein.

               7.1.8 FINANCIAL STATEMENTS RECORDS. Parent will not cause and Subsidiary will not make any material change in the methods of accounting or accounting practices applied in connection with the Financial Statements or any of the accounting records of Subsidiary.

     8.   MISCELLANEOUS.

          8.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

          8.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any party and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Parent and Subsidiary pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by them hereunder as of the date of such certificate or instrument.

          8.3 HOME OFFICE RIGHTS. Parent agrees to grant home office rights to subsidiary in connection with customer multiple state transactions. Parent will insure that an underwriter of parent will underwrite such transaction on a case by case basis with prior approval of underwriting counsel at Parent's corporate offices. Subsidiary will prepare all documentation on said home office transactions and Subsidiary will receive the fees generated by the transaction.

          8.4 STARTER EXCHANGE PROGRAM. Parent agrees to cause its underwriting subsidiaries to provide starters to Subsidiary upon request for $5 per starter requested.

          8.5 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

          8.6 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Purchaser did a thorough investigation and was familiar with the company and obtained all information considered necessary to close, including but not limited to a complete financial review of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this agreement, except as expressly provided herein.

          8.7 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.8 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

          8.9 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to Purchaser, at its address as set forth under such Purchaser's signature at the end of this Agreement, or at such other address as such Purchaser shall have furnished to the Subsidiary in writing or (b) if to Parent and Subsidiary, at their addresses as set forth at the end of this Agreement, or at such other addresses as they shall have furnished to Purchaser in writing.

          8.10 FINDERS' FEES. Each party hereto represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which such other party or any of its employees or representatives is responsible.

          8.11 FEES AND EXPENSES. Each party shall be responsible for such party's outside legal and accounting fees and other expenses incurred by such party in connection with this transaction.

          8.12 HEADINGS. The headings of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          8.14 ASSIGNMENT. No party to this Agreement may assign all or any part of its interest in this Agreement except Purchaser may assign its rights under this Agreement to a commonly held entity for tax purposes, in which event this Agreement shall still be binding on all parties and any successors or assigns.

          8.16 ATTORNEY'S FEE CLAUSE. If either party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates as increased from time to time by the giving of advance written notice by such counsel to such party) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For the purposes of this paragraph, attorneys' fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examination; (4) discovery; and
(5) bankruptcy litigation. "Prevailing party" within the meaning of this paragraph includes, without limitation, a party who agrees to dismiss an Action on the other party's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

          8.17 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement and have had competent counsel of their own choosing. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

          IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

ADDRESS:                      ATC HOLDINGS, INC.,
                              a California Corporation



                              By:  /s/ Michael Lowther
                                   --------------------------------
                              Its: C.E.O
                                   --------------------------------


ADDRESS:                      FIDELITY NATIONAL FINANCIAL, INC.,
                              a Delaware Corporation

17911 Von Karman Avenue
Irvine, CA 92614
                              By:  /s/ Carl A. Strunk
                                   --------------------------------
                              Its: Exec. V.P.
                                   --------------------------------

ADDRESS:                      AMERICAN TITLE COMPANY,
                              a California Corporation

17911 Von Karman Avenue
Irvine, CA 92614
                              By:  /s/ Wayne Diaz
                                   --------------------------------
                              Its: President
                                   --------------------------------

                       BUSINESS CONSULTANT AGREEMENT

           THIS BUSINESS CONSULTANT AGREEMENT (the "Agreement) is made as of the 1st day of January, 1997, by and among ATC Holdings, Inc., a California corporation, and/or its assigns which shall be limited to a commonly held entity for tax purposes (hereinafter referred to as "Consultant"), Fidelity National Financial, Inc., a Delaware corporation ("FNFI") and American Title Company, a California corporation ("ATC").

                             R E C I T A L S :

           A. FNFI owns and operates, either directly or indirectly title insurance and escrow businesses, including ATC, an underwritten title company.

           B. Consultant is experienced in operating and managing title insurance and escrow service offices in the title insurance industry.

           C. FNFI desires to engage the services of Consultant to perform certain consulting functions in connection with the operation and management of ATC arid to also consult with the Board of Directors and officers of FNFI and ATC concerning problems which may arise in the operation of ATC and to authorize Consultant to take certain actions with respect to ATC in accordance with the terms and conditions of this Agreement.

           D. Consultant desires to provide such services to FNFI on the terms and conditions set forth herein.

           NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

           1. TERM. The term of this Agreement shall be for a period commencing on the date hereof and continuing through the date Consultant or its nominee obtains required approvals from the Department of Insurance ("DOI") and financing for the purchase of sixty percent (60%) of the outstanding stock of ATC from FNFI.

           2. CONSULTATION. The Consultant shall make itself available to consult with the Board of Directors and the officers of FNFI and the Board of Directors and the officers of ATC, at reasonable times, and to implement or assist in implementing actions as provided in this Agreement concerning matters pertaining to litigation and claims handling, the administration and operation of ATC, the personnel and fiscal affairs of ATC and, in general, any problem of importance with regard to the business affairs or operations of ATC. Without limiting the generality of the foregoing, the parties hereto agree that the Consultant will consult with ATC and, where appropriate, take action

                                Exhibit "A"
as provided in this Agreement, in implementing the actions deemed desirable by Consultant and FNFI as provided in Section 3 hereof, and considering the actions described in Section 7 hereof.

          3. SCOPE OF CONSULTATION. The business operations of ATC which affect, directly or indirectly, the operation of ATC and which arise in the ordinary course of business, shall be conducted by the officers and administration of ATC. The Consultant shall (i) advise the administrative staff of ATC and, in connection therewith, Consultant is hereby authorized and ATC agrees to take such actions necessary or appropriate in order to implement the plans and recommendations agreed to by Consultant, ATC and FNFI, (ii) analyze the operations of ATC, including personnel and facility needs, the appropriate positioning of employees, and other material items of revenue or expenditures, and to make recommendations with respect thereto,
(iii) analyze the policies and procedures utilized by ATC for the operations, and to make recommendations with respect thereto, and (iv) analyze any other aspect of the business affairs of ATC for which Consultant may believe that either expenditures can be reduced, revenues increased or efficiencies attained, and to make recommendations with respect thereto. Any recommendation by Consultant shall be reviewed and considered by a committee (the "Committee") of four persons, two of which Consultant shall appoint or replace and two of which FNFI shall appoint or replace. The Committee, by majority vote, shall then either approve or disapprove of such recommendation. If the Committee approves of such recommendation, the following shall occur:

               (a) If the recommendation requires, under applicable State law, the approval of the Board of Directors of ATC, such recommendation shall be promptly submitted for approval, which approval will not be unreasonably denied. If the Corporation does not disapprove of such recommendation in writing and communicates such disapproval to the Committee members within five (5) business days of when the Committee submitted such recommendation to the Board of Directors, such recommendation shall be deemed approved.

               (b) If the recommendation does not so require such Board of Director approval, such recommendation shall be deemed approved upon the adoption by the Committee.

          With respect to all recommendations or actions approved, the Consultant, working with the administrative staff and officers of ATC, shall proceed to implement such recommendation or action and is hereby specifically authorized to so do; provided, however, that, to the extent that any such recommendation or action may require an expenditure which must be formally approved by the Board of Directors of FNFI, ATC shall (and FNFI shall cause the officers and administrative staff of ATC to) take such actions as may be reasonably necessary or appropriate in order to implement the actions recommended by Consultant and approved as provided above. Notwithstanding the above, ATC shall not be obligated to take any action with respect to the termination of agents or employees unless such action is in compliance with any agreement with such agents or employees, applicable policies of FNFI or ATC, as the case may be, then in effect, applicable law and the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act").

          4. MINIMUM AMOUNT OF SERVICE. In the sole discretion of Consultant, the Consultant shall devote such time, if any, as reasonably necessary to perform its duties under this Agreement and in particular shall cause its employees and agents to devote such portion of their time, if any, to the rendering of services hereunder as Consultant determines appropriate, recognizing that the officers and directors already serve in capacities as management of ATC and will continue to perform these duties. The additional services shall include but not be limited to long range planning. The Consultant may represent, perform services for, and be employed by any additional clients, persons, or companies so long as it does not conflict with the performance of services under this Agreement.

          5. COMPENSATION. The Consultant shall receive from ATC a monthly fee for the performance of the services to be rendered by Consultant of $1,000 per month. Any partial months shall be prorated.

          6. AUTHORITY TO CONTRACT. From time to time, the Consultant may deem it advisable to recommend to FNFI that either it or ATC enter into agreements for the purpose of enhancing or improving the operations of ATC. With regard to any such agreements as may be approved as provided in Section 3 above, the Consultant shall be the exclusive agent of ATC for the purpose of negotiating the terms and conditions of agreements. The Consultant shall not, however, bind FNFI or its subsidiaries (other than ATC or its subsidiaries) to such agreements without first obtaining the approval of the terms and conditions of such agreements from the Board of Directors of FNFI or its subsidiaries, as applicable, as provided in Section 3 above.

          7.   ADDITIONAL ACTIONS: CLAIMS NOTIFICATION.

               (a) The Consultant agrees that, except as otherwise provided in Section 3 above, actions may not be taken without the advance approval of the Committee regarding changes, amendments, modifications or adjustments to financial accounting or reporting systems, policies, and procedures.

               (b) Any request by Consultant for approval under this Section 7, shall be submitted to FNFI in writing and shall be deemed approved unless rejected in writing (which writing shall specify the reasons for such rejection) within seven (7) business days from when such request for approval is submitted to FNFI in writing.

          8.   TERMINATION.

               (a) Upon the occurrence of any one of the following events, FNFI and ATC shall be entitled to terminate this Agreement immediately upon written notice to the Consultant:

                 (i) The filing of any petition by the Consultant in any court, whether or not pursuant to any statute of the United States or of any state, initiating bankruptcy, arrangement, or insolvency proceedings;

                 (ii) The filing of any petition against the Consultant in any court, whether or not pursuant to any statute of the United States or of any state, initiating bankruptcy, arrangement, or insolvency proceedings which petition is not dismissed within sixty (60) days of the filing thereof;

                 (iii) The appointment of a receiver or trustee for all or any portion of the Consultant's business or assets;

                 (iv) Any assignment by the Consultant for the benefit of creditors;

                 (v) The attachment, execution, or other judicial seizure of a material portion of the Consultant's asset, which attachment, execution, or judicial seizure is not removed or released within one hundred twenty (120) days;

                 (vi) The material failure by the Consultant to perform any of the Consultant's covenants or obligations set forth in this Agreement, and such material failure continues for twenty (20) days after written notice thereof by FNFI;

                 (vii) Termination of any stock purchase agreement("SPA") which is executed between FNFI and Consultant, pursuant to the terms thereof; or

                 (viii) Notification from any regulatory agency, whose approval of this Agreement is required, that such approval is denied.

            (b) Upon the occurrence of any of the following events, Consultant shall be entitled to terminate this Agreement immediately upon written notice to FNFI:

                 (i)    If any of the events set forth in clauses (i) through
     (v) above occurs with respect to FNFI or ATC;

                 (ii) The material failure by FNFI or ATC to perform any of FNFI's or ATC's covenants or obligations set forth in this Agreement for ATC and such material failure continues for twenty (20) days after written notice thereof by the Consultant;

                 (iii)  Termination of the SPA pursuant to the terms thereof;

                 (iv) Notification from any regulatory agency, whose approval of the SPA is required, that such approval is denied; or

                 (v) failure of Consultant to obtain required financing to the purchase of 60% of the outstanding stock of ATC.

            (c) In the event of the termination of this Agreement for any reason by either party including but not limited to (a) and (b) above, no employee of ATC will lose their employment due to the termination.

        9. REMEDIES. In addition to any remedies provided herein, FNFI, ATC and Consultant shall have all other remedies permitted in law or in equity under the laws of the State of California and the laws of the United States for any breach by the other party of the terms and conditions hereof.

        10. LIMITED LIABILITY: INDEMNIFICATION.

            (a) Notwithstanding any provision hereof to the contrary, the Consultant shall have no liability to FNFI or ATC for any act or failure to act by or on behalf of the Consultant in connection with provision of services by the Consultant under this Agreement, unless such act or failure to act constitutes (i) gross negligence, (ii) recklessness, or (iii) intentional misconduct or bad faith.

            (b) FNFI and ATC hereby jointly and severally agree to indemnify, hold harmless and provide a defense to the Consultant against all claims, costs, demands, damages, losses, expenses or liabilities to or as a result of claims asserted by persons or entities not a party to this Agreement, or an affiliate of Consultant, resulting from or arising out of the provision by the Consultant of services hereunder; provided that FNFI shall not indemnify the Consultant against any such claim, cost, damage, expense or liability arising out of or resulting from any act of failure to act by or on behalf of the Consultant enumerated in clauses (i) through (iv) of subsection (a) above.

            (c) Consultant hereby agrees to indemnify, hold harmless and provide a defense to ATC against all claims, costs, demands, damages, losses, expenses or liabilities to or as a result of claims asserted by persons or entitles not a party to this Agreement, or an affiliate of ATC, resulting from or arising out of any act or failure to act which constitutes (i) gross negligence, (ii) recklessness, or (iii) intentional misconduct or bad faith.

        11. ASSIGNMENT. No party to this Agreement may assign all or any part of its interest in this Agreement without the prior express written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, it is understood and agreed that ATC Holdings can assign its rights to a commonly held entity for tax purposes, in which event this Agreement shall still be binding on all parties and any such successor or assign.

        12. INVALIDITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but if any provision of this Agreement shall be invalid or prohibited hereunder, such provision shall be ineffective to the extent of such prohibition or invalidation, but shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

        13. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to Consultant:   ATC Holdings, Inc.
                            17911 Von Karman Avenue
                            Suite 500
                            Irvine, CA 92614

        with a copy to:     George Wall
                            Palmieri, Tyler, Wiener, Wilhelm & Waldron
                            2603 Main Street
                            Suite 1300
                            Irvine, CA 92714

        If FNFI:            Fidelity National Financial, Inc.
                            17911 Von Karman Avenue
                            Suite 300
                            Irvine, CA 92614
                            Fax: (714) 622-4131
                            Attention: Andrew F. Puzder, Executive Vice
                                       President and General Counsel

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        14. ARBITRATION. Except as otherwise provided in this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Orange County, California.

             (a) JUDICIAL ARBITRATION AND MEDIATION SERVICES. The arbitration shall be administered by Judicial Arbitration and Mediation Service ("JAMS") in its Orange County office.

             (b) ARBITRATOR. The arbitrator shall be a retired superior court judge of the State of California affiliated with JAMS.

             (c) PROVISIONAL REMEDIES. Each of the parties reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief.

             (d) ENFORCEMENT OF JUDGMENT. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

             (e) DISCOVERY. The parties may obtain discovery in aid of the arbitration to the fullest extent permitted under law, including California Code of Civil Procedure Section 1283.05. All discovery disputes shall be resolved by the arbitrator.

             (f) CONSOLIDATION. Any arbitration hereunder may be consolidated by JAMS with the arbitration of any other dispute arising out of or relating to the same subject matter when the arbitrator determines that there is a common issue of law or fact creating the possibility of conflicting rulings by more than one arbitrator. Any disputes over which arbitrator shall hear any consolidated matter shall be resolved by JAMS.

             (g) POWER AND AUTHORITY OF ARBITRATOR. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law.

             (h) GOVERNING LAW. All questions in respect of procedure to be followed in conducting the arbitration as well as the enforceability of this Agreement to arbitrate which may be resolved by state law shall be resolved according to the law of the State of California. Any action brought to enforce the provisions of this Section shall be brought in the Orange County Superior Court. All other questions in respect to this Agreement, including but not limited to the interpretation, enforcement of this Agreement (other than the right to arbitrate), and the rights, duties and liabilities of the parties to this Agreement shall be governed by California law.

             (i) COSTS. The costs of the arbitration, including any JAMS administration fee, the arbitrator's fee, and costs of the use of facilities during the hearings, shall be borne equally by the parties. Costs and attorneys' fees may be awarded to the prevailing party at the discretion of the arbitrator.

        15. ATTORNEYS' FEES. In the event of any dispute arising under this Agreement, other than as addressed in Section 14, the prevailing party shall be entitled to attorneys' fees.

        16. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes all prior arrangements and understandings between the parties, and no other agreement, statement, or promise made by either party hereto which is not contained herein shall be binding or valid.

        17. AMENDMENT. This Agreement may only be amended by written document signed by each of the parties hereto.

        18. COUNTERPARTS. This Agreement shall be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        19. GOVERNING LAW. This Agreement shall be construed and interpreted under, and governed and enforced according to, the domestic internal law (but not the law of conflicts of law) of the State of California.

        20. HEADINGS. The headings or captions of sections in this Agreement are for convenience and reference only and in no way define, limit, or describe the scope or intent of this Agreement or the provisions of such sections.

        21. JOINT DOCUMENT. The parties hereto were all represented by legal counsel in connection with this Agreement and all participated in the drafting thereof. Accordingly, this Agreement is deemed to have been jointly drafted by the parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                    FIDELITY NATIONAL FINANCIAL INC.
                                    a Delaware corporation



                                    By:  /s/ [Illegible]
                                         --------------------------------
                                         [insert name]
                                    Its: [insert title]

                                    ATC HOLDINGS, INC.
                                    a California corporation



                                    By:  /s/ Michael Lowther
                                         --------------------------------
                                         Michael Lowther
                                    Its: President



                                         /s/ Wayne Diaz
                                         --------------------------------
                                         Wayne Diaz
                                         Vice President, Secretary



                                    AMERICAN TITLE COMPANY
                                    a California corporation



                                    By:  /s/ M'Liss Jones Kane
                                         --------------------------------
                                         [insert name]
                                    Its: [insert title]

                     AMENDMENT TO STOCK PURCHASE AGREEMENT


     This AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is made this 26th day of August, 1998 by and among AMERICAN NATIONAL FINANCIAL, INC. (formerly ATC Holdings, Inc.) ("Purchaser"), FIDELITY NATIONAL FINANCIAL, INC. ("Parent") and AMERICAN TITLE COMPANY ("Subsidiary"), as follows:

     1. The parties agree that effective on the closing of the initial public offering of securities by Purchaser, the Stock Purchase Agreement dated as of January 1, 1997 among Purchaser, Parent and Subsidiary (the "Stock Purchase Agreement") is amended by terminating all of the provisions of Section 1.3 thereof.

     2. Except as set forth above, the remaining provisions of the Stock Purchase Agreement shall be unaffected by this Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment, effective as of the date first set forth above.


                                       AMERICAN NATIONAL FINANCIAL, INC.


                                       By: /s/ Michael Lowther
                                          --------------------------------


                                       FIDELITY NATIONAL FINANCIAL, INC.


                                       By: /s/ Carl Strunk
                                          --------------------------------


                                       AMERICAN TITLE COMPANY


                                       By: /s/ Wayne Diaz
                                          --------------------------------